Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186
Trading Symbol: VGZ
Toronto and NYSE Amex Stock Exchanges

NEWS

Vista Gold Corp. Announces Updated Mineral Resources for the Guadalupe de los Reyes Gold Project

Denver, Colorado, September 3, 2009 — Vista Gold Corp. (“Vista”) (TSX & NYSE Amex: VGZ) announced today the updated mineral resources for the Guadalupe de los Reyes gold project in Sinaloa, Mexico.

In January 2008, Vista consolidated the Guadalupe de los Reyes District by acquiring the interests of Grandcru Resources Corporation in the district. (Please refer to our December 19, 2007, and January 24, 2008, press releases for details of the transaction.)

In July 2009, Vista retained Pincock, Allen & Holt (“PAH”) of Lakewood, Colorado, to complete a mineral resource estimation for the district.  The mineral resource estimate found in the following table has been adjusted to reflect material removed from old underground workings.

Guadalupe de los Reyes Project Mineral Resource Estimates

(0.50 g/t Cutoff)

	Metric Tonnes	Gold Grade (g/t)	Contained Gold Ounces	Silver Grade (g/t)	Contained Silver Ounces
Indicated(1)	10,048,000	1.50	484,000	25.74	8,313,900
Inferred(2)	4,888,000	2.02	316,800	59.98	9,425,500

(1)     Cautionary Note to U.S. Investors concerning estimates of Indicated Resources: This table uses the term “measured resources” and “indicated resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (“SEC”) does not recognize it. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this table is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2)     Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The updated gold resource estimate was completed on August 12, 2009, by PAH, pursuant to Canadian National Instrument 43-101 (“NI 43-101”).  This updated gold resource estimate was completed by or under the supervision of Mr. Leonel López, C.P.G., an independent Qualified Person, (as defined in NI 43-101), utilizing standard industry software and resource estimation methodology.  Mr. López has reviewed and verified the technical and scientific information contained in this press release.  For more information on the Guadalupe de los Reyes project and the updated mineral resource estimate, refer to the report entitled “Technical Report for the Guadalupe de los Reyes Gold-Silver Project, Sinaloa, Mexico” dated August 12, 2009, which has been filed on SEDAR simultaneously with this press release.

Since consolidating its position in the district, Vista has completed a data compilation program which has led Vista to its belief that the district’s mineral potential has not been fully assessed.  Frank Fenne, Vista’s Vice President — Exploration commented, “Low-sulfidation epithermal systems like the one found at Guadalupe de los Reyes can form world-class deposits.  The vein systems at Guadalupe de los Reyes aggregate over 8.5 km of strike length and historic workings on a small part of the system indicate over 400 meters of vertical continuity of mineralization. Previous exploration in the Guadalupe de los Reyes District has focused on shallow, open-pitable targets.  The underground potential has never been explored by modern methods and we believe there is excellent exploration potential for high-grade underground deposits.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has taken steps to advance the Paredones Amarillos gold project located in Baja California Sur, Mexico, towards production.  These steps include the completion of a definitive feasibility study, the purchase of long-delivery processing equipment, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking other studies to advance the project, with the completion of a preliminary feasibility study targeted for the fourth quarter of 2009.  Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the estimates of mineral resources for the Guadalupe de los Reyes gold project, exploration potential for open-pit and underground gold resources for the Guadalupe de los Reyes gold project, the continuity  and strike length of ore for the Guadalupe de los Reyes gold project, , ,the timing and outcome of a Mt. Todd pre-feasibility study,  estimates of future operating, annual production and financial performance of the Mt. Todd gold project,, uncertainty of future gold prices, future U.S.-to-Australian dollar exchange rates, , favorable effects of Mt. Todd project economics, Vista’s ability to add value in a cost-effective manner, plans for the construction and development of the Paredones Amarillos gold project, and the possibility of production at the Paredones Amarillos gold project and other such matters are forward-looking statements and forward-looking information. When used in this press release, the words “potential,” “target,” “estimate,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimate results and assumptions and methodology on which such results are based; risks relating to completing metallurgical testing and scheduling for pre-feasibility studies;  risks relating to delays at the Mt. Todd gold project; risks of shortages of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; risks relating to permitting,  potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

All mineral reserves and resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different and the information contained in this press release and the updated resource estimate are not comparable to similar information disclosed by U.S. companies. This press release and the updated resource estimate referenced in this press release use the terms “measured,” “indicated,” and “inferred” resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com